Exhibit 99.1

CarGurus Announces First Quarter 2021 Results

First Quarter Highlights:

•	Total revenue of $171.4 million, an increase of 9% year-over-year
•	GAAP operating income of $25.8 million; non-GAAP operating income of $48.5 million
•	GAAP consolidated net income of $19.6 million; non-GAAP consolidated net income of $38.9 million
•	GAAP net income attributable to common stockholders of $22.4 million; non-GAAP net income attributable to common stockholders of $39.1 million
•	Adjusted EBITDA of $50.6 million

CAMBRIDGE, MA:  May 6, 2021 — CarGurus, Inc. (Nasdaq: CARG), a leading global, online automotive marketplace, today announced financial results for the first quarter ended March 31, 2021.

“I’m thrilled to share that CarGurus generated very strong results in the first quarter, both in our core business, and the CarOffer business,” said Jason Trevisan, Chief Executive Officer of CarGurus. “CarGurus has emerged from 2020 a stronger, more efficient company, with a strategy built for the future of car shopping, for both consumers and dealers.”

Revenue

•	Total revenue was $171.4 million, an increase of 9% compared to $157.7 million in the first quarter of 2020.
•	Marketplace subscription revenue was $139.6 million, a decrease of (2%) compared to $141.9 million in the first quarter of 2020.
•	Other revenue was $31.8 million, an increase of 101% compared to $15.8 million in the first quarter of 2020.

Operating Income

•	GAAP operating income was $25.8 million, or 15% of total revenue, compared to $12.0 million, or 8% of total revenue, in the first quarter of 2020.
•	Non-GAAP operating income was $48.5 million, or 28% of total revenue, compared to $25.1 million, or 16% of total revenue, in the first quarter of 2020.

Consolidated Net Income, Net Income Attributable to Common Stockholders & Adjusted EBITDA

•	GAAP consolidated net income was $19.6 million during the quarter ended March 31, 2021, compared to $12.7 million during the quarter ended March 31, 2020.
•	Non-GAAP consolidated net income was $38.9 million during the quarter ended March 31, 2021, compared to $22.1 million during the quarter ended March 31, 2020.
•

GAAP net income attributable to common stockholders was $22.4 million, or $0.19 per fully diluted share, during the quarter ended March 31, 2021, compared to $12.7 million, or $0.11 per fully diluted share, during the quarter ended March 31, 2020.

•

Non-GAAP net income attributable to common stockholders was $39.1 million, or $0.33 per fully diluted share, during the quarter ended March 31, 2021, compared to $22.1 million, or $0.19 per fully diluted share, during the quarter ended March 31, 2020.

•	Adjusted EBITDA, a non-GAAP metric, was $50.6 million for the quarter ended March 31, 2021, compared to $27.6 million for the quarter ended March 31, 2020.

Balance Sheet and Cash Flow

•	As of March 31, 2021, CarGurus had cash, cash equivalents and short-term investments of $240.7 million and no debt.
•

CarGurus generated $37.6 million in cash from operations and $35.4 million in free cash flow, a non-GAAP metric, during the first quarter of 2021, compared to having generated $10.1 million in cash from operations and $8.3 million in free cash flow during the first quarter of 2020.

First Quarter Business Metrics(1)

•

U.S. revenue was $163.0 million in the first quarter of 2021, an increase of 10% compared to $148.0 million in the first quarter of 2020. U.S. marketplace subscription revenue was $132.0 million in the first quarter of 2021, a decrease of (1%) compared to $133.0 million in the first quarter of 2020. GAAP operating income in the U.S. was $29.4 million, an increase of 45% compared to $20.3 million in the first quarter of 2020.

•

International revenue was $8.4 million in the first quarter of 2021, a decrease of (14%) compared to $9.7 million in the first quarter of 2020. International marketplace subscription revenue was $7.5 million in the first quarter of 2021, a decrease of (15%) compared to $8.8 million in the first quarter of 2020. GAAP operating loss in International markets was ($3.6) million, a reduction in loss of 56% compared to a loss of ($8.2) million in the first quarter of 2020.

•

Total paying dealers were 31,213 at March 31, 2021, a decrease of (6%) compared to 33,260 at March 31, 2020(2). Of the total paying dealers at March 31, 2021, U.S. and International accounted for 24,371 and 6,842, respectively, compared to 25,723 and 7,537, respectively, at March 31, 2020.

•	Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,466 as of March 31, 2021, an increase of 7% compared to $5,115 as of March 31, 2020.
•	QARSD in International markets was $1,113 as of March 31, 2021, a decrease of (6%) compared to $1,190 as of March 31, 2020.
•	Website traffic and consumer engagement metrics for the first quarter of 2021 were as follows:
o

U.S. average monthly unique users were 36.3 million, a decrease of (6%) compared to 38.4 million(3) in the first quarter of 2020. U.S. average monthly sessions were 90.7 million, a decrease of (10%) compared to 101.1 million(4) in the first quarter of 2020.

o

International average monthly unique users were 7.9 million, a decrease of (26%) compared to 10.7 million in the first quarter of 2020. International average monthly sessions were 18.2 million, a decrease of (28%) compared to 25.3 million in the first quarter of 2020.

(1)	CarOffer is excluded from the metrics presented for paying dealers, QARSD, users and sessions.
(2)

In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020, we announced that we had modified our method for calculating paying dealers to align our data with an enterprise system upgrade (the “Internal System Upgrade”) and had replaced our Average Annual Revenue per Subscribing Dealer key metric with QARSD. As a result of the Internal System Upgrade, and to provide consistency in our year-to-year comparisons, we recast our paying dealer calculation as of March 31, 2020 to reflect the updated calculation methodology.

(3)	Includes users from the Autolist website from January 16, 2020 (the date of the closing of our acquisition of Autolist) to March 31, 2020.
(4)	Includes sessions from the Autolist website from January 16, 2020 to March 31, 2020.

Second Quarter 2021 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share for the second quarter 2021 to be in the following ranges:

•	Total revenue	$186 million to $192 million
•	Non-GAAP operating income	$35.5 million to $39.5 million
•	Non-GAAP EPS	$0.23 to $0.25

The second quarter 2021 non-GAAP earnings per share calculation assumes 118.4 million diluted weighted-average common shares outstanding.

Guidance for the second quarter 2021 excludes the effects of significant COVID-19 resurgences, including the continuation or reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact additional measures to assist dealers, such as offering further fee reductions or waivers. The assumptions that are built into guidance regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors. Guidance does not include any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance for non-GAAP operating income to GAAP operating income or non-GAAP consolidated EPS to GAAP consolidated EPS, because stock-based compensation, amortization of intangible assets, acquisition-related expenses, and comprehensive losses attributable to redeemable noncontrolling interests, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses and associated losses attributable to redeemable noncontrolling interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter 2021 financial results and business outlook at 5:00 p.m. Eastern Time today, May 6, 2021. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, May 6, 2021, until 11:59 p.m. Eastern Time on May 20, 2021, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13718100. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is a leading global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q1 2021, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. CarGurus also holds a majority stake in CarOffer, a digital wholesale marketplace based in Addison, Texas. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc. All product names, trademarks and registered trademarks are property of their respective owners.

© 2021 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the second quarter 2021, our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors, our business and strategy and the impact of the COVID-19 pandemic and other macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At March 31, 2021	At December 31, 2020
Assets
Current assets
Cash and cash equivalents	$140,668	$190,299
Investments	100,000	100,000
Accounts receivable, net of allowance for doubtful accounts of $636 and $616, respectively	36,364	18,235
Prepaid expenses, prepaid income taxes and other current assets	17,170	12,385
Deferred contract costs	11,085	10,807
Restricted cash	250	250
Total current assets	305,537	331,976
Property and equipment, net	29,816	27,483
Intangible assets, net	108,165	10,862
Goodwill	157,152	29,129
Operating lease right-of-use assets	70,087	60,835
Restricted cash	10,377	10,377
Deferred tax assets	19,728	19,774
Deferred contract costs, net of current portion	9,134	9,189
Other non-current assets	3,158	2,673
Total assets	$713,154	$502,298
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$30,054	$21,563
Accrued expenses, accrued income taxes and other current liabilities	22,847	24,751
Deferred revenue	11,986	9,137
Operating lease liabilities	10,599	11,085
Total current liabilities	75,486	66,536
Operating lease liabilities	68,280	58,810
Deferred tax liabilities	294	291
Other non–current liabilities	5,218	3,075
Total liabilities	149,278	128,712
Redeemable noncontrolling interest	55,221	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 98,759,576 and 94,310,309 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	99	94
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 18,146,903 and 19,076,500 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	18	19
Additional paid-in capital	355,968	242,181
Retained earnings	151,773	129,412
Accumulated other comprehensive income	797	1,880
Total stockholders’ equity	508,655	373,586
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$713,154	$502,298

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$171,368	$157,689
Cost of revenue(1)	24,058	11,610
Gross profit	147,310	146,079
Operating expenses:
Sales and marketing	68,174	93,595
Product, technology, and development	25,164	23,084
General and administrative	20,514	15,860
Depreciation and amortization	7,667	1,521
Total operating expenses	121,519	134,060
Income from operations	25,791	12,019
Other income, net	222	728
Income before income taxes	26,013	12,747
Provision for income taxes	6,462	51
Consolidated net income	19,551	12,696
Net loss attributable to redeemable noncontrolling interest	(2,810)	—
Net income attributable to common stockholders	$22,361	$12,696
Net income per share attributable to common stockholders:
Basic	$0.19	$0.11
Diluted	$0.19	$0.11
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	116,316,464	112,355,093
Diluted	117,249,365	113,489,992
(1) Includes depreciation and amortization expense for the three months ended March 31, 2021 and 2020 of $999 and $1,469, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Operating Activities
Consolidated net income	$19,551	$12,696
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	8,666	2,990
Currency gain on foreign denominated transactions	(51)	(102)
Deferred taxes	60	5,464
Provision for doubtful accounts	379	1,202
Stock-based compensation expense	14,360	11,606
Amortization of deferred contract costs	3,195	2,836
Changes in operating assets and liabilities:
Accounts receivable, net	(2,423)	5,401
Prepaid expenses, prepaid income taxes, and other assets	(2,217)	(11,047)
Deferred contract costs	(3,494)	(3,296)
Accounts payable	(1,362)	(7,437)
Accrued expenses, accrued income taxes, and other liabilities	(1,632)	(4,513)
Deferred revenue	2,857	(4,938)
Lease obligations	(265)	(721)
Net cash provided by operating activities	37,624	10,141
Investing Activities
Purchases of property and equipment	(1,227)	(1,214)
Capitalization of website development costs	(966)	(666)
Cash paid for acquisitions, net of cash acquired	(65,899)	(21,004)
Maturities of certificates of deposit	—	30,411
Net cash (used in) provided by investing activities	(68,092)	7,527
Financing Activities
Proceeds from exercise of stock options	258	514
Payment of finance lease obligations	(10)	(9)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(5,041)	(3,397)
Repayment of line of credit	(14,250)	—
Net cash used in financing activities	(19,043)	(2,892)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(120)	(28)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(49,631)	14,748
Cash, cash equivalents, and restricted cash at beginning of period	200,926	70,723
Cash, cash equivalents, and restricted cash at end of period	$151,295	$85,471

Unaudited Reconciliation of Marketplace Subscription Revenue

(in thousands)

	Three Months Ended
	March 31,
Marketplace Subscription Revenue:	2021	2020
United States	$132,028	$133,024
International	7,537	8,842
Total	$139,565	$141,866

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended
	March 31
	2021	2020
GAAP operating income	$25,791	$12,019
Stock-based compensation expense	15,393	11,681
Amortization of intangible assets	6,646	432
Acquisition-related expenses	644	944
Non-GAAP operating income	$48,474	$25,076

GAAP operating margin	15%	8%
Non-GAAP operating margin	28%	16%

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
GAAP consolidated net income	$19,551	$12,696
Stock-based compensation expense, net of tax(1)	12,160	9,228
Change in tax provision from stock-based compensation expense(2)	(53)	(1,233)
Amortization of intangible assets	6,646	432
Acquisition-related expenses	644	944
Non-GAAP consolidated net income	38,948	22,067
Net loss attributable to redeemable noncontrolling interest	125	—
Non-GAAP net income attributable to common stockholders	$39,073	$22,067
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.34	$0.20
Diluted	$0.33	$0.19
Shares used in non-GAAP per share calculations
Basic	116,316	112,355
Diluted	117,249	113,490
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$171,368	$157,689
Cost of revenue	24,058	11,610
Gross profit	147,310	146,079
Stock-based compensation expense included in Cost of revenue	92	99
Acquisition-related expenses included in Cost of revenue	—	22
Non-GAAP gross profit	$147,402	$146,200

GAAP gross profit margin	86%	93%
Non-GAAP gross profit margin	86%	93%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended March 31,
	2021					2020
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$24,058	$(92)	$—	$—	$23,966	$11,610	$(99)	$—	$(22)	$11,489
S&M	68,174	(2,752)	—	—	65,422	93,595	(2,692)	—	(152)	90,751
P,T&D(1)	25,164	(5,772)	—	—	19,392	23,084	(5,405)	—	(527)	17,152
G&A	20,514	(6,777)	—	(644)	13,093	15,860	(3,485)	—	(243)	12,132
Depreciation & amortization	7,667	—	(6,646)	—	1,021	1,521	—	(432)	—	1,089
Operating expenses(2)	$121,519	$(15,301)	$(6,646)	$(644)	$98,928	$134,060	$(11,582)	$(432)	$(922)	121,124
Total expenses	$145,577	$(15,393)	$(6,646)	$(644)	$122,894	$145,670	$(11,681)	$(432)	$(944)	$132,613
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Consolidated Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Consolidated net income	$19,551	$12,696
Depreciation and amortization	8,666	2,990
Stock-based compensation expense	15,393	11,681
Acquisition-related expenses	644	944
Other income, net	(222)	(728)
Provision for income taxes	6,462	51
Consolidated Adjusted EBITDA	50,494	27,634
Net loss attributable to redeemable noncontrolling interest	68	—
Adjusted EBITDA	$50,562	$27,634

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2021	2020
GAAP net cash and cash equivalents provided by operating activities	$37,624	$10,141
Purchases of property and equipment	(1,227)	(1,214)
Capitalization of website development costs	(966)	(666)
Non-GAAP free cash flow	$35,431	$8,261

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, other income, net, the provision for income taxes, and net loss attributable to the minority interest in acquired entities, adjusted for all prior limitations to Adjusted EBITDA as previously described. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, and net losses attributable to redeemable noncontrolling interests. Non-GAAP consolidated net income, Non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses and associated losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription, at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace subscription revenue during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites, we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, (iii) Greenwich Mean Time for our U.K. websites, and (iv) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy, and Spain websites, which ceased operations in the second quarter of 2020. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

investors@cargurus.com